Exhibit 99.1

Listed on the New York Stock Exchange (CLP)     NEWS RELEASE

Colonial Properties Trust Reports Results for Third Quarter 2011

--Same-Property Portfolio Posts 8.3% NOI Growth-
--Completes Sales of $106 Million as Part of Asset Recycling Strategy--

BIRMINGHAM, Ala. - October 27, 2011 - Colonial Properties Trust (NYSE: CLP) announced its results for the quarter ended September 30, 2011.

For the third quarter 2011, the company reported net income available to common shareholders of $12.5 million, or $0.14 per diluted share, compared with a net loss available to common shareholders of $16.8 million, or $0.23 per diluted share, for the same period in 2010. For the nine months ended September 30, 2011, the company reported a net loss available to common shareholders of $5.6 million, or $0.07 per diluted share, compared with a net loss available to common shareholders of $40.9 million, or $0.59 per diluted share, for the same period in 2010. The change from the prior-year periods is primarily attributable to an increase in net operating income (NOI) from the company's multifamily same-property communities as a result of improving rental rates, income from multifamily properties acquired in 2011 and $23.7 million of gains recognized from the sale of six apartment communities during the third quarter 2011.

Funds from Operations Available to Common Shareholders and Unitholders (FFO), a widely accepted measure of REIT performance, for the third quarter 2011 was $26.4 million, or $0.28 per diluted share, compared with $16.3 million, or $0.20 per diluted share, for the same period in 2010. FFO for the nine months ended September 30, 2011, totaled $78.4 million, or $0.87 per diluted share, compared with $57.6 million, or $0.74 per diluted share, for the same period in 2010. The change from the prior-year periods is primarily attributable to an increase in NOI from the company's multifamily same-property communities as a result of improving rental rates and income from multifamily properties acquired in 2011.

A reconciliation of net income/loss available to common shareholders to FFO and to Operating FFO, and a reconciliation of NOI to income/loss from continuing operations, as well as definitions and statements of purpose, is included in the financial tables accompanying this press release.

“Our third quarter same-property NOI growth of 8.3 percent and same-property revenue growth of 5.5 percent represent some of the best operating results in our company's history and reflect the strong operating fundamentals we are experiencing in our multifamily portfolio,” stated Thomas H. Lowder, Chairman and Chief Executive Officer. “We sold $106 million of multifamily apartment communities and acquired $90 million as part of our asset recycling strategy during the quarter, improving our portfolio's average age, margin and average rent per unit, while lowering the capital expenditure requirements.”

Highlights for the Third Quarter 2011

•	Multifamily same-property NOI increased 8.3 percent compared with third quarter 2010

•	Multifamily same-property revenue increased 5.5 percent compared with third quarter 2010

•	Ended the quarter with multifamily same-property physical occupancy of 96.1 percent

•	Executed on the company's asset recycling strategy with the sale of six apartment communities for $105.8 million and the acquisition of three apartment communities for $90.3 million

•	Closed a $250 million unsecured term loan maturing in 2018

Multifamily Operating Performance

Multifamily NOI for the third quarter 2011 increased 8.3 percent compared with the third quarter 2010 for the 29,233 apartment homes included in the consolidated same-property results. Multifamily same-property revenues increased 5.5 percent and expenses increased 1.9 percent compared with the third quarter 2010. The increase in revenues was primarily due to an improvement in both new and renewal lease rates and a consistently high occupancy level. Same-property physical occupancy as of September 30, 2011, was 96.1 percent compared with 96.5 percent at September 30, 2010.

Sequentially, multifamily same-property NOI for the third quarter 2011 decreased 1.4 percent compared with the second quarter 2011, with revenues increasing 1.5 percent and expenses increasing 5.6 percent compared with the prior quarter. The decrease in same-property NOI is primarily due to seasonal increases in utilities and repair and maintenance costs in the third quarter 2011 compared to the second quarter 2011.

Development Activity

During the third quarter 2011, the company commenced construction of Colonial Grand at Lake Mary, a 232-unit apartment community located in Orlando, Florida. Total project costs are expected to be approximately $30.3 million, with completion scheduled for the fourth quarter 2012 and stabilization expected in the third quarter 2013.

Additionally, the company commenced site work at Colonial Promenade Huntsville, a retail shopping center located in Huntsville, Alabama, that will be shadow anchored by Wal-Mart. Total site work costs for the first phase are expected to be approximately $3.8 million, including land previously acquired in 2007. Completion of the site work is scheduled for the fourth quarter 2012. The company is evaluating plans for this development, which will be finalized upon tenant interest.

Asset Recycling Transactions

As previously announced, the company completed the sales of six apartment communities with a total of 1,726 units and an average age of 21.8 years for total proceeds of $105.8 million and acquired three apartment communities with a total of 906 units with an average age of 3.7 years for a total of $90.3 million.

The acquired properties include: the 278-unit Colonial Reserve at Medical District in Dallas, Texas; the 316-unit Colonial Village at Beaver Creek in Raleigh, North Carolina; and the 312-unit Colonial Grand at Commerce Park in Charleston, South Carolina.

The company sold the following properties: the 250-unit Colonial Grand at Sugarloaf and 434-unit Colonial Grand at McGinnis Ferry in Atlanta, Georgia; the 250-unit Colonial Village at Meadow Creek in Charlotte, North Carolina; and the 232-unit Summer Tree, 232-unit Brookfield and 328-unit Paces Cove apartment communities in Dallas/Ft. Worth, Texas.

Financing Activity

As previously disclosed, on July 22, 2011, the company completed a $250 million unsecured term loan led by Wells Fargo Bank N.A. that has a scheduled maturity date of August 1, 2018. The unsecured term loan bears an interest rate of LIBOR plus a margin ranging from 165 to 290 basis points, based on credit ratings on the company's unsecured debt from time to time, with an initial margin of 245 basis points. The company executed two interest rate swaps that fixed the rate of this unsecured term loan through maturity at an all-in initial fixed interest rate of 5.00 percent, based on the initial margin of 245 basis points. The proceeds from the loan were used to pay down a portion of the outstanding balance under the company's unsecured credit facility.

Capital Markets Activity

In early July, the company completed its previously announced $75 million “at-the-market” equity offering program, pursuant to which it issued a total of 3.6 million shares at an average price of $20.67 per share, including 0.4 million shares issued during the third quarter 2011. Year-to-date, the company has raised total net proceeds of $163.7 million through its “at-the-market” equity offering programs at an average price of $19.80 per share.

Quarterly Dividend on Common Shares

On October 26, 2011, the Board of Trustees approved a cash dividend of $0.15 per common share, payable November 14, 2011, to shareholders of record as of November 7, 2011, representing an ex-dividend date of November 3, 2011.

2011 EPS and FFO per Share Guidance

The company's updated guidance range for the full-year 2011 for EPS and FFO per share, with revised assumptions regarding multifamily same-property NOI growth and the timing of certain transactions, is set forth and reconciled below:

	Full-Year 2011 Range
	Low	-	High

Diluted EPS	$(0.20)	-	$(0.03)
Plus: Real Estate Depreciation & Amortization	1.60	-	1.60
Less: Gain on Sale of Operating Properties	(0.26)	-	(0.41)
Total Diluted FFO per share	$1.14	-	$1.16

Less: Transaction Income
(Gain)/Loss on Sale of Land and Bond or Preferred Stock Unit Repurchases	0.00	-	0.00
Operating FFO per share	$1.14		$1.16

Following are current assumptions reflected in the company's full-year 2011 guidance:

•	Multifamily same-property net operating income: growth of 6.50 to 7.25 percent.

◦	Revenue: Increase of 3.75 to 4.50 percent

◦	Expense: Increase of 0.00 to 0.75 percent

•	Development spending of $50 million to $60 million ($25.4 million spent to date in 2011).

•	Acquisitions of $200 million to $250 million ($200.8 million completed to date in 2011).

•	Dispositions of $125 million to $225 million ($105.8 million completed to date in 2011).

•	Unsecured debt financings of $250 million, which was completed in July 2011.

•	Land and for-sale residential property dispositions of $16 million to $18 million ($16.1 million completed to date in 2011).

•	Corporate G&A expenses of $20 million to $21 million.

The company's guidance range reflects the existence of volatile economic conditions, and is based on a number of assumptions, many of which are outside the company's control and all of which are subject to change. The company's guidance may change if actual results vary from these assumptions.

For additional details regarding the company's disposition and investment activities, see the company's Supplemental Financial Highlights available on the company's website at www.colonialprop.com.

Conference Call and Supplemental Materials

The company will hold its quarterly conference call Thursday, October 27, 2011, at 1:00 p.m. Central Time. The call will include a review of the company's third quarter performance and a discussion of the company's strategy and expectations for the future.

To participate, please dial 1-800-936-4761. As with previous calls, a replay will be available for seven days by dialing 1-800-633-8284; the conference ID is 21515952. Access to the live call and a replay will also be available through the company's website at www.colonialprop.com under “Investors: Press Releases: Event Calendar.”

Colonial Properties Trust produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company's overall financial position. For a copy of Colonial Properties' detailed Supplemental Financial Highlights, please visit the company's website at www.colonialprop.com under the “Investors: Financial Information and Filings: Quarterly Supplemental Information” tab, or contact Jerry Brewer in Investor Relations at 1-800-645-3917.

Colonial Properties Trust is a real estate investment trust (REIT) that creates value for its shareholders through a multifamily focused portfolio and the management and development of select commercial assets in the Sunbelt region of the United States. As of September 30, 2011, the company owned or managed 34,369 apartment units and 13.3 million square feet of commercial space. Headquartered in Birmingham, Alabama, Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company's website at www.colonialprop.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO, Operating FFO and NOI. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.

Funds from Operations - FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before non-controlling interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the company's performance. The company believes that FFO is useful to investors because it provides an additional indicator of the company's financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the company's industry.
The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, is fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. In addition to company management evaluating the operating performance of its reportable segments based on FFO results, management uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.

Operating FFO - The company also uses operating funds from operations (“Operating FFO”) as an operating measure. The company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares. The company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of the company's current business plan, the timing and amount of these transactions can vary significantly between periods. The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to Operating FFO.

Property Net Operating Income - The company uses property NOI, including same store NOI, as an operating measure. NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less total property operating expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance and advertising). The company believes that in order to facilitate a clear understanding of its operating results, NOI should be examined in conjunction with (loss) income from continuing operations as presented in the company's consolidated financial statements. The company also believes that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on its consolidated statements of income entitled "(loss) income from continuing operations" is the most directly comparable GAAP measure to NOI. In addition to company management evaluating the operating performance of its reportable segments based on NOI results, management uses NOI, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.
The company's method of calculating FFO, Operating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO, Operating FFO and NOI should not be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity, nor is it indicative of sufficient cash flow to fund all of the company's needs, including the company's ability to make distributions.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release, including statements regarding the company's asset recycling program, development costs and stabilization expectations, may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company's actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits, high unemployment rates, decreased consumer confidence and liquidity concerns, particularly in markets in which we have a high concentration of properties; exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on favorable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate disposition and the resulting gains/losses associated with such dispositions; legislative or regulatory decisions; the company's ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.

Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.

The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company's Annual Report on Form 10-K for the year ended December 31, 2010, as may be updated or supplemented in the company's Form 10-Q filings, which discuss these and other factors that could adversely affect the company's results.

CONTACT:     Colonial Properties Trust
Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2011

BALANCE SHEET
($ in 000s)	As of	As of
	9/30/2011	12/31/2010
ASSETS
Real Estate Assets
Operating Properties	$3,423,680	$3,331,108
Undeveloped Land & Construction in Progress	290,401	261,955
Total Real Estate, before Depreciation	3,714,081	3,593,063

Less: Accumulated Depreciation	(703,230)	(640,981)
Real Estate Assets Held for Sale, net	12,073	16,861

Net Real Estate Assets	3,022,924	2,968,943

Cash and Equivalents	3,697	4,954
Restricted Cash	22,076	9,294
Accounts Receivable, net	26,210	20,734
Notes Receivable	43,923	44,538
Prepaid Expenses	21,519	23,225
Deferred Debt and Lease Costs	23,035	23,035
Investment in Unconsolidated Subsidiaries	19,253	22,828
Other Assets	51,264	53,583
Total Assets	$3,233,901	$3,171,134

LIABILITIES
Unsecured Credit Facility	$105,529	$377,362
Notes and Mortgages Payable	1,576,191	1,384,209
Total Debt	1,681,720	1,761,571
Accounts Payable	39,302	38,915
Accrued Interest	16,317	12,002
Accrued Expenses	28,550	15,267
Investment in Unconsolidated Subsidiaries	31,126	27,954
Other Liabilities	20,898	10,129
Total Liabilities	1,817,913	1,865,838

Redeemable Common Units	144,616	145,539

EQUITY
Noncontrolling Interest
Series B 7 1/4%, Preferred Units	50,000	50,000
Limited Partner's Noncontrolling Interest	756	769
Total Noncontrolling Interest	50,756	50,769

Cumulative Earnings	1,257,944	1,260,944
Cumulative Distributions	(1,848,863)	(1,808,700)
Common Equity, including Additional Paid-in Capital	1,976,956	1,809,138
Treasury Shares, at Cost	(150,163)	(150,163)
Accumulated Other Comprehensive Loss	(15,258)	(2,231)
Total Equity, including Noncontrolling Interest	1,271,372	1,159,757

Total Liabilities and Equity	$3,233,901	$3,171,134

SHARES & UNITS OUTSTANDING, END OF PERIOD
(shares and units in 000s)	As of	As of
	9/30/2011	12/31/2010
Basic
Shares	87,306	78,334
Operating Partnership Units (OP Units)	7,249	7,300
Total Shares & OP Units	94,555	85,634

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2011

CONSOLIDATED STATEMENTS OF OPERATIONS
($ in 000s, except per share data)	Three Months Ended		Nine Months Ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010
Revenue
Minimum Rent	$79,073	$70,807	$229,782	$211,893
Tenant Recoveries	2,888	2,410	8,081	7,795
Other Property Related Revenue	13,177	11,737	38,531	34,225
Other Non-Property Related Revenue	1,967	2,614	5,950	8,912
Total Revenue	97,105	87,568	282,344	262,825
Operating Expenses
Operating Expenses:
Property Operating Expenses	28,740	26,925	79,520	75,970
Taxes, Licenses and Insurance	10,556	9,419	31,641	30,506
Total Property Operating Expenses	39,296	36,344	111,161	106,476
Property Management Expenses	2,395	2,323	6,998	6,008
General and Administrative Expenses	5,204	3,757	15,595	14,022
Management Fee and Other Expenses	2,028	2,001	5,681	7,259
Investment and Development Expenses (1)	458	9	1,437	42
Depreciation	31,147	29,359	92,895	87,563
Amortization	2,232	2,297	6,519	6,688
Impairment and Other Losses (2)	100	131	2,344	914
Total Operating Expenses	82,860	76,221	242,630	228,972
Income from Operations	14,245	11,347	39,714	33,853

Other Income (Expense)
Interest Expense	(22,309)	(20,854)	(63,582)	(61,957)
Debt Cost Amortization	(1,218)	(1,149)	(3,516)	(3,452)
Gain on Retirement of Debt	—	—	—	1,044
Interest Income	418	444	1,224	1,162
Loss from Partially-Owned Investments	(618)	(687)	(1,091)	(23)
Loss on Hedging Activities	—	—	—	(289)
Gain (Loss) on Sale of Property, net of Income Taxes of $ - (Q3) and $ - (YTD) in 2011 and
$24 (Q3) and $117 (YTD) in 2010	69	(287)	13	(947)
Income Tax Expense	(221)	(196)	(740)	(883)
Total Other Income (Expense)	(23,879)	(22,729)	(67,692)	(65,345)
Loss from Continuing Operations	(9,634)	(11,382)	(27,978)	(31,492)

Discontinued Operations
Income from Discontinued Operations	402	250	947	1,031
Gain (Loss) on Disposal of Discontinued Operations	23,681	(347)	23,681	(396)
Income (Loss) from Discontinued Operations	24,083	(97)	24,628	635
Net Income (Loss)	14,449	(11,479)	(3,350)	(30,857)

Noncontrolling Interest
Continuing Operations
Noncontrolling Interest of Limited Partners	(4)	(1)	(47)	110
Noncontrolling Interest in CRLP - Preferred	(906)	(1,813)	(2,719)	(5,438)
Noncontrolling Interest in CRLP - Common	810	1,639	2,449	4,537
Discontinued Operations
Noncontrolling Interest in CRLP - Common	(1,850)	8	(1,962)	(62)
Noncontrolling Interest of Limited Partners	—	—	—	(5)
Income Attributable to Noncontrolling Interest	(1,950)	(167)	(2,279)	(858)

Net Income (Loss) Attributable to Parent Company	12,499	(11,646)	(5,629)	(31,715)

Dividends to Preferred Shareholders	—	(1,582)	—	(5,649)
Preferred Share Issuance Costs Write-off, net of Discount	—	(3,550)	—	(3,550)
Net Income (Loss) Available to Common Shareholders	$12,499	$(16,778)	$(5,629)	$(40,914)

_________________________

Continued on following page

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2011

	Three Months Ended		Nine Months Ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010

Income (Loss) per Share - Basic
Continuing Operations	$(0.11)	$(0.23)	$(0.34)	$(0.60)
Discontinued Operations	0.25	—	0.27	0.01
EPS - Basic	$0.14	$(0.23)	$(0.07)	$(0.59)

Income (Loss) per Share - Diluted
Continuing Operations	$(0.11)	$(0.23)	$(0.34)	$(0.60)
Discontinued Operations	0.25	—	0.27	0.01
EPS - Diluted	$0.14	$(0.23)	$(0.07)	$(0.59)

(1) Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and therefore may vary between periods.
(2) For the nine months ended September 30, 2011, the Company recorded a $1.5 million charge for a loss contingency related to certain litigation, $0.6 million in casualty losses and $0.2 million in non-cash impairment charges. The casualty loss is related to property damage at four of the Company's multifamily apartment communities. Of the impairment charge, $0.1 million is related to sales of various for-sale residential units and $0.1 million is related to the sale of land outparcels.
For the nine months ended September 30, 2010, the Company incurred $0.8 million in casualty losses related to property damage at three of the Company's multifamily apartment communities and $0.1 million in non-cash impairment charges related to the sales of various for-sale residential units.

SHARES AND UNITS OUTSTANDING, WEIGHTED
(shares and units in 000s)	Three Months Ended		Nine Months Ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010
Basic
Shares	86,573	74,411	83,250	70,157
Operating Partnership Units (OP Units)	7,253	7,371	7,265	7,722
Total Shares & OP Units	93,826	81,782	90,515	77,879

Dilutive Common Share Equivalents	—	—	—	—

Diluted (1)
Shares	86,573	74,411	83,250	70,157
Total Shares & OP Units	93,826	81,782	90,515	77,879

(1) For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2011

FUNDS FROM OPERATIONS (FFO) RECONCILIATION
($ in 000s, except per share data)	Three Months Ended		Nine Months Ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010
Net Income (Loss) Available to Common Shareholders	$12,499	$(16,778)	$(5,629)	$(40,914)
Noncontrolling Interest in CRLP (Operating Partnership Unitholders)	1,040	(1,647)	(487)	(4,475)
Total	13,539	(18,425)	(6,116)	(45,389)

Adjustments - Consolidated Properties
Depreciation - Real Estate	31,634	30,156	95,165	89,779
Amortization - Real Estate	2,228	1,888	6,259	5,370
Remove: (Gain)/Loss on Sale of Property, net of Income Tax and Noncontrolling Interest	(23,751)	633	(23,695)	1,343
Include: Gain/(Loss) on Sale of Undepreciated Property, net of Income Tax and
Noncontrolling Interest	75	(635)	6	(1,276)
Total Adjustments - Consolidated	10,186	32,042	77,735	95,216

Adjustments - Unconsolidated Properties
Depreciation - Real Estate	1,678	2,070	4,927	6,193
Amortization - Real Estate	1,181	739	2,363	2,185
Remove: Gain/(Loss) on Sale of Property	—	(23)	22	(117)
Total Adjustments - Unconsolidated	2,859	2,786	7,312	8,261
Funds from Operations	$26,584	$16,403	$78,931	$58,088

Income Allocated to Participating Securities	(183)	(125)	(563)	(465)
Funds from Operations Available to Common Shareholders and Unitholders	$26,401	$16,278	$78,368	$57,623

FFO per Share
Basic	$0.28	$0.20	$0.87	$0.74
Diluted	$0.28	$0.20	$0.87	$0.74

Operating FFO:
Funds from Operations	$26,401	$16,278	$78,368	$57,623
Less: Transaction Income
-Development and Land (Gains)/Losses	(75)	635	(6)	1,163
-Bond Repurchase Gains, net of Write-off	—	—	—	(755)
-Preferred Share Issuance Costs, net of Discount	—	3,550	—	3,550
Operating FFO	$26,326	$20,463	$78,362	$61,581

Operating FFO per Share
Basic	$0.28	$0.25	$0.87	$0.79
Diluted	$0.28	$0.25	$0.87	$0.79

FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before Noncontrolling Interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the Company's performance. The Company believes that FFO is useful to investors because it provides an additional indicator of the Company's financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company's industry.

The Company defines Operating FFO as FFO excluding gains on the sale of land and development properties, gains on the repurchase of bonds, net of the attributable write-off of future interest expense held in OCI, and gains on the repurchase of preferred shares/units, net of the write-off of issuance costs. The Company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares/units are components of the Company's current business plan, the timing and amount of these transactions can vary significantly between periods.

The Company's method of calculating FFO and Operating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor Operating FFO should be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of our needs, including our ability to make distributions.

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s)

RECONCILIATION OF REVENUES
	Three Months Ended		Nine Months Ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010
Divisional Total Revenues
Multifamily - Same Property	$74,764	$70,869	$220,113	$211,540
Multifamily - Non-Same Property (1)	11,640	6,710	30,433	18,950
Commercial	19,626	19,477	58,450	60,789
Total Divisional Revenues	106,030	97,056	308,996	291,279

Less: Unconsolidated Revenues - Multifamily	(462)	(662)	(1,877)	(2,573)
Less: Unconsolidated Revenues - Commercial	(6,813)	(7,869)	(19,918)	(24,050)
Discontinued Operations	(3,617)	(3,571)	(10,807)	(10,743)
Unallocated Corporate Revenues	1,967	2,614	5,950	8,912
Consolidated Revenue Adjusted - '10 Discontinued Operations (2)	97,105	87,568	282,344	262,825
Add: Additional Discontinued Operations Revenue, post filing (3)	—	3,571	—	10,743
Total Consolidated Revenue, per 10-Q (4)	$97,105	$91,139	$282,344	$273,568

RECONCILIATION OF EXPENSES
	Three Months Ended		Nine Months Ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010
Divisional Total Expenses
Multifamily - Same Property	$31,549	$30,950	$90,855	$91,179
Multifamily - Non-Same Property (1)	5,713	3,542	14,576	10,052
Commercial	6,606	6,645	18,857	19,633
Total Divisional Expenses	43,868	41,137	124,288	120,864

Less: Unconsolidated Expenses - Multifamily	(218)	(379)	(941)	(1,412)
Less: Unconsolidated Expenses - Commercial	(2,283)	(2,663)	(6,582)	(7,895)
Discontinued Operations	(2,071)	(1,751)	(5,604)	(5,081)
Total Property Operating Expenses	39,296	36,344	111,161	106,476
Property Management Expenses	2,395	2,323	6,998	6,008
General & Administrative Expenses	5,204	3,757	15,595	14,022
Management Fee and Other Expenses	2,028	2,001	5,681	7,259
Investment and Development Expenses (5)	458	9	1,437	42
Impairment and Other Losses	100	131	2,344	914
Depreciation	31,147	29,359	92,895	87,563
Amortization	2,232	2,297	6,519	6,688
Consolidated Expense Adjusted - '10 Discontinued Operations (2)	82,860	76,221	242,630	228,972
Add: Additional Discontinued Operations Expense, post filing (3)	—	2,934	—	8,539
Total Consolidated Expense, per 10-Q (4)	$82,860	$79,155	$242,630	$237,511

________________________
Continued on following page

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s)

RECONCILIATION OF NOI
	Three Months Ended		Nine Months Ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010
Divisional Total NOI
Multifamily - Same Property	$43,215	$39,919	$129,258	$120,361
Multifamily - Non-Same Property (1)	5,927	3,168	15,857	8,898
Commercial	13,020	12,832	39,593	41,156
Total Divisional NOI	$62,162	$55,919	$184,708	$170,415

Less: Unconsolidated NOI - Multifamily	(244)	(283)	(936)	(1,161)
Less: Unconsolidated NOI - Commercial	(4,530)	(5,206)	(13,336)	(16,155)
Discontinued Operations	(1,546)	(1,820)	(5,203)	(5,662)
Unallocated Corporate Revenues	1,967	2,614	5,950	8,912
Property Management Expenses	(2,395)	(2,323)	(6,998)	(6,008)
General & Administrative Expenses	(5,204)	(3,757)	(15,595)	(14,022)
Management Fee and Other Expenses	(2,028)	(2,001)	(5,681)	(7,259)
Investment and Development Expenses (5)	(458)	(9)	(1,437)	(42)
Impairment and Other Losses	(100)	(131)	(2,344)	(914)
Depreciation	(31,147)	(29,359)	(92,895)	(87,563)
Amortization	(2,232)	(2,297)	(6,519)	(6,688)
Income from Operations	14,245	11,347	39,714	33,853
Total Other Income (Expense)	(23,879)	(22,729)	(67,692)	(65,345)
Loss from Continuing Operations (6)	(9,634)	(11,382)	(27,978)	(31,492)
Discontinued Operations	—	261	—	1,090
Loss from Continuing Operations, per 10-Q (4)	$(9,634)	$(11,121)	$(27,978)	$(30,402)

(1) Includes operations from for-sale portfolio.
(2) Reflects total consolidated revenue and total consolidated expense (as applicable), adjusted to reflect discontinued operations classifications made after filing of prior period financials.
(3) Adjustment to prior period financials to reflect discontinued operations classifications made after filing of prior period financials.
(4) For prior period, reflects total consolidated revenue, expense or (loss) income from continuing operations (as applicable) as presented in prior period financials (i.e., excluding adjustment for discontinued operations classifications made after filing of prior period financials).
(5) Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and therefore may vary between periods.
(6) Loss from Continuing Operations before extraordinary items, noncontrolling interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with ASC 205-20.